Exhibit 10.3

FORM OF

EMPLOYEE MATTERS AGREEMENT

BY AND BETWEEN

ALTRIA GROUP, INC.

AND

PHILIP MORRIS INTERNATIONAL INC.

DATED AS OF

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10.3	Employee Communications	26
10.4	Incorporation of Distribution Agreement Provisions	26
10.5	Governing Law	27
10.6	References	27

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EMPLOYEE MATTERS AGREEMENT

THIS EMPLOYEE MATTERS AGREEMENT, dated as of                             (as amended and supplemented pursuant to the terms hereof, this “Agreement”), is entered into by and between Altria Group, Inc., a Virginia corporation (“Altria”), and Philip Morris International Inc., a Virginia corporation (“PMI”).

WITNESSETH:

WHEREAS, Altria and PMI have entered into a Distribution Agreement, dated as of                             (the “Distribution Agreement”), providing for, among other things, the distribution by Altria of its entire ownership interest in PMI through a pro-rata distribution of all of the outstanding shares of PMI Common Stock owned by Altria on the Distribution Date to the holders of Altria Common Stock pursuant to the terms and subject to the conditions of the Distribution Agreement (the “Distribution”); and

WHEREAS, Altria and PMI wish to set forth their agreement as to certain matters regarding the treatment of, and the compensation and employee benefits provided to, employees and former employees of the Altria Group and the PMI Group (as hereinafter defined).

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 General. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

Adjusted Altria Option: an Altria Option as adjusted pursuant to Section 5.1 hereof.

Affiliate: with respect to any specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person; provided, however, that for purposes of this Agreement, no member of either Group and no officer or director of any member of either Group shall be deemed to be an Affiliate of any member of the other Group.

Altria: as defined in the preamble to this Agreement.

Altria Benefit Liabilities: as defined in Section 2.1 hereof.

Altria Common Stock: the common stock, par value $0.33  1 /3 per share, of Altria.

Altria Deferred Stock: a deferred stock obligation relating to Altria Common Stock granted by Altria before the Distribution Date under an Altria Performance Incentive Plan.

Altria Group: Altria and the Subsidiaries of Altria other than members of the PMI Group.

Altria Group Employee: any individual, excluding a PMI Transferee, who (i), as of the close of business on the Distribution Date, is either employed by, or on a leave of absence (as defined by the personnel policies of the Altria Group) from, a member of the Altria Group; (ii) is a Former Altria Group Employee; or (iii) is or becomes an Altria Transferee.

Altria Group Plans:

(i) the Altria Pension Plans;

(ii) the Altria Profit-Sharing Plans;

(iii) the Altria Welfare and Other Plans; and

(iv) the Altria Performance Incentive Plans.

Altria Option: an option to acquire Altria Common Stock granted by Altria under an Altria Performance Incentive Plan before the Distribution Date.

Altria Participating Company: any company of the Altria Group whose eligible employees participate in the Altria Pension Plans and Altria Profit-Sharing Plans.

Altria Pension Plan: any of the Retirement Plan for Salaried Employees, the Retirement Plan for Hourly Employees, the Benefit Equalization Plan, the Supplemental Management Employees’ Retirement Plan, the Retirement Plan for Employees of Philip Morris de Puerto Rico and any other qualified or non-qualified defined benefit plan or program that is identified by Altria before the Distribution Date as providing retirement income to Altria Group Employees, all as in effect as of the time relevant to the applicable provisions of this Agreement.

Altria Performance Incentive Plans: any of the 1992 Incentive Compensation and Stock Option Plan, the 1997 Performance Incentive Plan, the 2000 Performance Incentive Plan or the 2005 Performance Incentive Plan, or any stock-based or other incentive plan for Altria Group Employees that is identified by Altria before the Distribution Date, all as in effect as of the time relevant to the applicable provisions of this Agreement.

Altria Post-Adjustment Price: the Altria Pre-Adjustment Price multiplied by a fraction, the numerator of which is the closing price of Altria Common Stock on the NYSE on the Distribution Date (as traded on the “when issued” market) and the denominator of which is the sum of the numerator plus the closing price of PMI Common Stock on the NYSE on the Distribution Date (as traded on the “when issued” market).

Altria Pre-Adjustment Price: the closing price of Altria Common Stock on the NYSE on the Distribution Date (as traded on the “regular way” market).

Altria Profit-Sharing Plan: any of the Deferred Profit-Sharing Plan for Salaried Employees, the Deferred Profit-Sharing Plan for Tobacco Workers, the Deferred Profit-Sharing Plan for Craft Employees, the Benefit Equalization Plan, the Supplemental Management Employees’ Retirement Plan, the Savings Plan for Employees of Philip Morris de Puerto Rico and any other qualified or non-qualified defined contribution plan or program for Altria Group Employees that is identified by Altria before the Distribution Date, all as in effect as of the time relevant to the applicable provisions of this Agreement.

Altria Restricted Stock: restricted Altria Common Stock granted by Altria before the Distribution Date under an Altria Performance Incentive Plan.

Altria Stock Investment Option: the investment option offered under the following Altria Profit-Sharing Plans: the Deferred Profit-Sharing Plan for Salaried Employees, the Deferred Profit-Sharing Plan for Tobacco Workers, the Deferred Profit-Sharing Plan for Craft Employees; and the investment option offered under the PMI Deferred Profit-Sharing Plan whose value in each case is based on the value of Altria Common Stock.

Altria Stock Purchase Plan: the Plan sponsored by Altria and administered by Computershare Trust Company, N.A., that allows eligible employees of Altria and its subsidiaries to purchase shares of Altria Common Stock through automatic payroll deductions, additional cash contributions and dividend reinvestment without incurring any brokerage commissions or other costs.

Altria Transferee: any employee of a member of the PMI Group who will transfer employment to a member of the Altria Group on or after the Distribution Date, but on or prior to December 31, 2008.

Altria Welfare and Other Plans: any plan, fund or program that provides health, medical, surgical, hospital or dental care, severance, survivor income, long-term disability, cafeteria, flexible benefits or other welfare benefits or benefits in the event of sickness, accident or disability, or death benefits to Altria Group Employees, all as in effect as of the time relevant to the applicable provisions of this Agreement.

Arbitration Act: the United States Arbitration Act, 9 U.S.C. §§ 1-16, as the same may be amended from time to time.

Auditing Party: as defined in Section 8.3(a) hereof.

Business Day: any day other than a Saturday, a Sunday or a day on which banking institutions located in the Commonwealth of Virginia or the State of New York are authorized or obligated by law or executive order to close.

Code: the Internal Revenue Code of 1986, as amended.

Distribution: as defined in the recitals to this Agreement.

Distribution Agreement: as defined in the recitals to this Agreement.

Distribution Date: the date on which the Distribution becomes effective.

Equity Compensation: Altria Options, Adjusted Altria Options, PMI Options, Kraft SARs, Altria Restricted Stock, PMI Restricted Stock, Altria Deferred Stock and PMI Deferred Stock.

ERISA: Employee Retirement Income Security Act of 1974, as amended.

Existing Kraft Deferred Stock: a deferred stock obligation relating to Kraft Class A Common Stock granted by Kraft as of or before March 30, 2007 under a Kraft Performance Incentive Plan.

Existing Kraft Options: an option to acquire Kraft Class A Common Stock, granted by Kraft as of or before March 30, 2007 under a Kraft Performance Incentive Plan.

Existing Kraft Restricted Stock: restricted Kraft Class A Common Stock granted by Kraft as of or before March 30, 2007 under a Kraft Performance Incentive Plan.

Fair Value: in the case of PMI Options and Adjusted Altria Options, the anticipated value of the options, determined using the Modified Black-Scholes option pricing model used by Altria in the preparation of its most recent annual or quarterly financial reporting prepared before the Distribution Date with such modifications as may be determined before the Distribution Date by Altria.

In the case of Existing Kraft Options, the Fair Value shall be the Fair Value used for such options pursuant to the Employee Matters Agreement By and Between Altria Group, Inc. and Kraft Foods Inc.

Former Altria Group Employee: any individual who: (i) before the Distribution Date has retired from or otherwise separated from service from a member of the Altria Group and has not been re-employed by a member of the PMI Group before the Distribution Date; or (ii) has transferred from a member of the Altria Group or Former Altria Group that was an Altria Participating Company to a member of the Former Altria Group that was not an Altria Participating Company and thereafter separated from service from a member of the Former Altria Group and has not been re-employed by a member of the PMI Group before the Distribution Date; and, in all cases participates in, receives, or is entitled to receive, benefits under, any Altria Group Plan; provided, however, that a Former Altria Group Employee shall not include a PMI Group Transferee.

Former Altria Group: shall mean the Altria Group as in existence on and prior to March 30, 2007 and shall include Altria and the then Subsidiaries of Altria other than members of the PMI Group.

Former PMI Group Employee: any individual who: (i) before the Distribution Date has retired from or otherwise separated from service from a member of the PMI Group and has not been re-employed by a member of the Altria Group before the Distribution Date; or (ii) has transferred from a member of the PMI Group to a member of the Former Altria Group that was not an Altria Participating Company and thereafter is separated from service from a member of the Former Altria Group that was not an Altria Participating Company and has not been re-employed by a member of the Altria Group before the Distribution Date; and, in each such case, participates in, receives or is entitled to receive, benefits under, any PMI Group Plan; or (iii) was employed by a PMI Participating Company, died before the Distribution Date while so employed and whose spouse and/or child are in receipt of a survivor income benefit allowance from the Survivor Income Benefit Plan for Salaried Employees on the Distribution Date; or (iv) was employed by a PMI Participating Company, suffered a disability (as defined in the Long-Term Disability Plan for Salaried Employees) before the Distribution Date while so employed and is in receipt of a disability allowance from the Long-Term Disability Plan for Salaried Employees on the Distribution Date; provided, however, that a Former PMI Group Employee shall not include an Altria Transferee.

Governmental Authority: any federal, state, local, foreign or international court, government, department, commission, board, bureau or agency, authority (including, but not limited to, any central bank or taxing authority) or instrumentality (including, but not limited to, any court, tribunal or grand jury) exercising executive, prosecutorial, legislative, judicial, regulatory or administrative functions of or pertaining to government or any other regulatory, administrative or governmental authority, including the NYSE or any other exchange on which Altria or PMI Common Stock may be listed.

Group: the Altria Group or the PMI Group, as the context requires.

Information: all records, books, contracts, instruments, computer data and other data and information.

Intrinsic Value: with respect to the relevant options, the product of (i) the number of such options and (ii) the difference between the exercise price of such options and, for Altria Options, the Altria Pre-Adjustment Price, for Adjusted Altria Options, the Altria Post-Adjustment Price, and for PMI Options, the PMI Price, as applicable.

Kraft: Kraft Foods Inc., a Virginia corporation.

Kraft Class A Common Stock: the Class A common stock, no par value, of Kraft.

Kraft Group: Kraft and the Kraft Subsidiaries.

Kraft Price: the closing price of Kraft Class A Common Stock on the NYSE on the Distribution Date.

Kraft Performance Incentive Plan: the 2001 Kraft Foods Inc. Performance Incentive Plan or the Kraft Foods Inc. 2005 Performance Incentive Plan.

Kraft SAR: a cash-settled stock appreciation right based on the value of Kraft Class A Common Stock resulting from an option to acquire Kraft Class A Common Stock originally granted by Altria as of June 12, 2001.

Kraft Stock Investment Option: the investment option offered under the PMI Deferred Profit-Sharing Plan whose value is based on the value of Kraft Class A Common Stock.

Kraft Subsidiaries: all of the Subsidiaries of Kraft as of March 30, 2007.

Law: any federal, state or local statute, ordinance, regulation, code, license, permit, authorization, approval, consent, common law, legal doctrine, order, judgment, decree, injunction or requirement of any Governmental Authority or any order or award of any arbitrator, now or hereafter in effect.

Liabilities: any and all claims, debts, liabilities, assessments, guarantees, assurances, commitments, obligations, fines, excise taxes, penalties, damages (whether compensatory, punitive, consequential, multiple or other), losses, disgorgements and obligations, of any kind, character or description (whether absolute, contingent, matured, not matured, liquidated, unliquidated, accrued, known, unknown, direct, indirect, derivative or otherwise) whenever arising, including, but not limited to, those arising under or in connection with any Law, and those arising under any contract, guarantee, commitment or undertaking, whether sought to be imposed by any Governmental Authority or arbitrator, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, or otherwise, and including all costs, expenses and interest relating thereto (including, but not limited to, all expenses of investigation, all attorneys’ fees and all out-of-pocket expenses in connection with any action or threatened action).

Losses: with respect to any Person, all losses, Liabilities, damages, claims, demands, judgments or settlements of any nature or kind, known or unknown, fixed, accrued, absolute or contingent, liquidated or unliquidated, including all costs and expenses (legal, accounting or otherwise as such costs are incurred) relating thereto, including punitive damages and criminal fines and penalties, but excluding damages in respect of actual or alleged lost profits, suffered by such Person, regardless of whether any such losses, Liabilities, damages, claims, demands, judgments, settlements, costs, expenses, fines and penalties relate to or arise out of such Person’s own alleged or actual negligent, grossly negligent, reckless or intentional misconduct or the capacity in which such Person was acting.

Non-parties: as defined in Section 8.3(b) hereof.

Non-PMI Group: the Altria Group, the Kraft Group, and SABMiller.

NYSE: the New York Stock Exchange, Inc.

Option Conversion Ratio: the ratio of the pre-adjustment exercise price of the applicable Altria Options to the Altria Pre-Adjustment Price.

Permissible Offset: with respect to an Altria Pension Plan, any benefit earned under a PMI Pension Plan (including, for this purpose, any defined benefit plan or program that provides retirement income for PMI Group Employees, regardless of whether such PMI Group Employee is a U.S. payroll-based PMI Group Employee) that may be used to offset a benefit earned under an Altria Pension Plan, but only if such benefit is attributable to a period of service used to determine the amount of his or her benefit under the Altria Pension Plan; and with respect to a PMI Pension Plan, any benefit earned under an Altria Pension Plan that may be used to offset a benefit earned under a PMI Pension Plan, but only if such benefit is attributable to a period of service used to determine the amount of his benefit under the PMI Pension Plan.

Person: an individual, a committee, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization, or a government or any department or agency thereof.

Personal Data: as defined in Section 8.1 hereof.

PMI: as defined in the preamble to this Agreement.

PMI Benefit Liabilities: as defined in Section 2.2 hereof.

PMI Common Stock: the common stock, no par value, of PMI.

PMI Deferred Stock: a deferred stock obligation relating to PMI Common Stock granted by PMI as of the Distribution Date under a PMI Performance Incentive Plan pursuant to Section 5.3(a) and Section 5.4(a) hereof.

PMI Group: PMI and the PMI Subsidiaries; provided, however, that solely for the purpose of determining whether a former employee of the PMI Group is a Former PMI Group Employee, PMI Group shall include PM Duty Free, Inc.

PMI Group Employee: any individual, excluding an Altria Transferee, who (i), as of the close of business on the Distribution Date, is either employed by, or on leave of absence (as defined by the personnel policies of the PMI Group) from, a member of the PMI Group; (ii) is a Former PMI Group Employee; or (iii) is or becomes a PMI Transferee.

PMI Group Plans:

(i) the PMI Pension Plans;

(ii) the PMI Profit-Sharing Plans;

(iii) the PMI Welfare and Other Plans; and

(iv) the PMI Performance Incentive Plans.

PMI Option: an option to acquire PMI Common Stock granted by PMI as of the Distribution Date under the PMI Performance Incentive Plan in partial substitution for the Altria Options.

PMI Participating Company: any company of the PMI Group whose eligible employees participated in the Altria Pension Plans and Altria Profit-Sharing Plans prior to January 1, 2008.

PMI Pension Plans: any of PMI Retirement Plan, the PMI Benefit Equalization Plan, the PMI Supplemental Management Plan for Salaried Employees, and any other qualified or non-qualified defined benefit plan or program that provides retirement income for U.S. payroll-based PMI Group Employees that is identified by PMI no later than the Distribution Date, all as in effect as of the time relevant to the applicable provisions of this Agreement.

PMI Performance Incentive Plans: the PMI 2008 Performance Incentive Plan, or any other stock-based or other incentive plan for PMI Group Employees that is identified by PMI before the Distribution Date, all as in effect as of the time relevant to the applicable provisions of this Agreement.

PMI Price: the Altria Pre-Adjustment Price multiplied by a fraction, the numerator of which is the closing price of PMI Common Stock on the NYSE on the Distribution Date (as traded on the “when issued” market) and the denominator of which is the sum of the numerator plus the closing price of Altria Common Stock on the NYSE on the Distribution Date (as traded on the “when issued” market).

PMI Profit-Sharing Plans: any of the PMI Deferred Profit-Sharing Plan, the PMI Benefit Equalization Plan, the PMI Supplemental Management Plan for Salaried Employees, the Philip Morris Products Inc. 401(k) Savings Plan and any other qualified or non-qualified defined contribution plan or program that provides retirement income for U.S. payroll-based PMI Group Employees that is identified by PMI before the Distribution Date, all as in effect as of the time relevant to the applicable provisions of this Agreement.

PMI Restricted Stock: restricted PMI Common Stock distributed as of the Distribution Date and subject to terms and conditions pursuant to Section 5.3(a) hereof.

PMI Stock Investment Option: the investment option to be offered under the following Altria Profit-Sharing Plans: the Deferred Profit-Sharing Plan for Salaried Employees, the Deferred Profit-Sharing Plan for Tobacco Workers, the Deferred Profit-Sharing Plan for Craft Employees and the investment option to be offered under the PMI Deferred Profit-Sharing Plan whose value in each case is based on the value of PMI Common Stock.

PMI Subsidiaries: all of the Subsidiaries of PMI.

PMI Transferee: any employee of a member of the Altria Group who will transfer employment to a member of the PMI Group on or after the Distribution Date, but on or prior to December 31, 2008.

PMI Welfare and Other Plans: any plan, fund or program that provides health, medical, surgical, hospital or dental care, severance, survivor income, long-term disability, cafeteria, flexible benefits or other welfare benefits or benefits in the event of sickness, accident or disability, or death benefits to PMI Group Employees, all as in effect as of the time relevant to the applicable provisions of this Agreement.

Record Date: the close of business on the date to be determined by Altria’s Board of Directors as the record date for determining the holders of Altria Common Stock entitled to receive shares of PMI Common Stock pursuant to the Distribution.

SEC: the United States Securities and Exchange Commission.

Securities Act: the Securities Act of 1933, as amended, or any successor statute.

Securities Exchange Act: the Securities Exchange Act of 1934, as amended, or any successor statute.

Subsidiary: with respect to any specified Person, any corporation or other legal entity of which such Person or any of its Subsidiaries controls or owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote on the election of members to the board of directors or similar governing body; provided, however, that for purposes of this Agreement, (1) the PMI Subsidiaries shall be deemed to be Subsidiaries of PMI; and (2) no member of the PMI Group shall be deemed to be a Subsidiary of any member of the Altria Group.

1.2 References to Time. All references in this Agreement to times of the day shall be to Richmond, Virginia time, except as otherwise specifically provided herein.

ARTICLE II

GENERAL PRINCIPLES

2.1 Altria Group Employees.

(a) Obligations. Except as specifically provided in this Agreement, to the exclusion of the PMI Group, the appropriate member of the Altria Group shall continue to be responsible for and pay, perform and discharge each and every of the employment, compensation and employee benefits Liabilities relating to the Altria Group Employees and Former PMI Group Employees described in clauses (iii) and (iv) of the definition of Former PMI Group Employees that arise from employment with the Altria Group, the Former Altria Group and the PMI Group before the Distribution Date, and that arise with respect to Altria Group Employees from employment with the Altria Group on or after the Distribution Date, including each and every Liability arising under an Altria Group Plan or assumed pursuant to the terms of this Agreement (collectively, the “Altria Benefit Liabilities”); provided, however, that nothing shall preclude any Altria Pension Plan to reduce or eliminate any such Altria Benefit Liability by a Permissible Offset.

(b) Reimbursement. As soon as practicable following the Distribution Date, PMI shall reimburse Altria in an amount equal to the present value of the

Altria Benefit Liabilities retained by Altria with respect to Former PMI Group Employees described in clauses (iii) and (iv) of the definition of Former PMI Group Employees.

(c) Crediting Service. As of the Distribution Date, the service used to determine the eligibility for, the vested portion of and the amount of, any benefit under any Altria Group Plan of each Altria Group Employee shall not be less than the service that such Altria Group Employee earned with the Altria Group, the Former Altria Group and the PMI Group with respect to such Altria Group Plan to such date.

2.2 PMI Group Employees.

(a) Obligations. Except as specifically provided in this Agreement, to the exclusion of the Altria Group, the appropriate member of the PMI Group shall continue to be responsible for and pay, perform and discharge each and every of the employment, compensation and employee benefits Liabilities relating to PMI Group Employees (other than Former PMI Group Employees described in clauses (iii) and (iv) of the definition of Former PMI Group Employees) that arise from employment with the PMI Group, the Altria Group and the Former Altria Group before the Distribution Date, and that arise with respect to PMI Group Employees from employment with the PMI Group on or after the Distribution Date, including each and every Liability arising under a PMI Group Plan or assumed pursuant to the terms of this Agreement (collectively, the “PMI Benefit Liabilities”); provided, however, that nothing shall preclude any PMI Pension Plan to reduce or eliminate any such PMI Benefit Liability by a Permissible Offset.

(b) Crediting of Service. As of the Distribution Date, the service used to determine the eligibility for, the vested portion of and the amount of, any benefit under any PMI Group Plan (including, for purposes of this subparagraph (b), any PMI Group employee benefit plan that provides retirement income, regardless of whether it covers only U.S. payroll-based PMI Group Employees) of each PMI Group Employee (including, for purposes of this subparagraph (b), any PMI Group employee, regardless of whether such employee is a U.S. payroll-based PMI Group Employee) shall not be less than the service that such PMI Group Employee earned with the Altria Group, the Former Altria Group and the PMI Group with respect to such PMI Group Plan to such date.

ARTICLE III

PMI GROUP PLANS

3.1 PMI Group Plans. The following principles shall apply.

(a) PMI Pension Plans. A member of the PMI Group has previously adopted and established the PMI Pension Plans for the benefit of eligible PMI Group Employees. PMI shall timely take all actions necessary to obtain a favorable determination letter from the Internal Revenue Service that the PMI

Retirement Plan is qualified under Section 401(a) of the Code and the related trust forms part of a qualified plan and is therefore exempt from tax under Section 501(a) of the Code.

(b) Transfer of Assets.

(i) Prior Asset Transfer. At or about the time of the establishment of the PMI Retirement Plan by a member of the PMI Group, Altria caused the trust under the Retirement Plan for Salaried Employees to make a direct transfer of assets to the trust established under the PMI Retirement Plan. The value of the assets transferred and to be transferred from the Retirement Plan for Salaried Employees to the trust under the PMI Retirement Plan was and will be the amount required to be transferred pursuant to Section 414(l) of the Code. Such amount was determined by the actuary for the Retirement Plan for Salaried Employees and the PMI Retirement Plan. Any amount required to be transferred pursuant to this section shall be adjusted for (i) allocable gains and/or losses of the trust under the Retirement Plan for Salaried Employees, (ii) benefit payments on behalf of the PMI Retirement Plan, and (iii) allocable expenses.

(ii) Subsequent Asset Transfer.

(A) As soon as practicable after December 31, 2008, or such earlier date that may be agreed upon by the Altria Group and the PMI Group, but in no event earlier than 30 days following the filing of Form 5310-A with the Internal Revenue Service, if required, Altria agrees to cause the trust under the Retirement Plan for Salaried Employees to make a direct transfer (or transfers) of assets to the trust established under the PMI Retirement Plan in an amount determined by the actuary for the Retirement Plan for Salaried Employees and agreed to by the actuary for the PMI Retirement Plan, equal to the amount required to be transferred pursuant to Section 414(l) of the Code with respect to those PMI Group Employees who were participants in the Retirement Plan for Salaried Employees and for whom assets were not transferred pursuant to clause (i) hereof. The value of the assets to be transferred from the trust under the Retirement Plan for Salaried Employees to the trust under the PMI Retirement Plan will be determined in accordance with Section 414(l) of the Code without regard to Section 414(l)(2) of the Code.

(B) Altria and PMI shall reasonably cooperate with each other in order to facilitate the foregoing provisions of this clause (ii).

(c) Credit for Service with the Altria Group. The PMI Pension Plans shall provide that each PMI Group Employee (regardless of the date of employment with the PMI Group) shall be credited with eligibility and vesting service that is not less than the eligibility and vesting service that the PMI Group Employee had earned under the comparable or equivalent Altria Group Pension Plan.

(d) Credit under all other PMI Group Plans. No later than as of the Distribution Date, each PMI Group Plan shall provide that each PMI Group Employee (regardless of the date of employment with the PMI Group) shall be credited with eligibility and vesting service that is not less than the eligibility and vesting service that the PMI Group Employee had earned under the comparable or equivalent Altria Group Plan.

(e) PMI Profit-Sharing Plans.

(i) Creation and Qualification of Plans. PMI has previously adopted and established the PMI Profit-Sharing Plans with respect to eligible PMI Group Employees. PMI shall take all actions necessary to timely obtain a favorable determination letter from the Internal Revenue Service that the PMI Deferred Profit-Sharing Plan is qualified under Section 401(a) of the Code and the related trust forms part of a qualified plan and is therefore exempt from tax under Section 501(a) of the Code.

(f) Transfer of Assets.

(i) Prior Asset Transfer. Contemporaneously with the establishment of the PMI Profit-Sharing Plan, Altria caused the Deferred Profit-Sharing Plan for Salaried Employees to make a direct transfer of assets from such plan to the trust established under the PMI Deferred Profit-Sharing Plan. The value of the assets transferred from the trust under the Deferred Profit-Sharing Plan for Salaried Employees to the trust under the PMI Deferred Profit-Sharing Plan was determined in accordance with Section 414(l) of the Code, to be equal to the value of the accounts of the then identified PMI Group Employees.

(ii) Subsequent Asset Transfer.

(A) On or before April 30, 2008, but in no event earlier than 30 days following the filing of Form 5310-A with the Internal Revenue Service, if required, Altria agrees to cause the trust under the Deferred Profit-Sharing Plan for Salaried Employees to make a direct transfer (or transfers) of assets to the trust established under the PMI Deferred Profit-Sharing Plan in an amount equal to the accounts of the PMI Group Employees for whom assets were not transferred pursuant to clause (i) hereof, except that Altria shall not cause the transfer of assets with respect to PMI Transferees who have transferred to a member of the PMI Group after the Distribution Date, such assets to be retained in the trust under the Deferred Profit-Sharing Plan for Salaried Employees pending further direction from the PMI Transferee. The value of the assets to be transferred will be determined in accordance with Section 414(l) of the Code.

(B) Altria and PMI shall reasonably cooperate with each other in order to facilitate the foregoing provisions of clause (ii).

(g) PMI Welfare and Other Benefits. PMI Group Employees shall be entitled to participate in the PMI Welfare and Other Plans in accordance with the Altria Group practices in effect as of the Distribution Date, provided, however, that nothing herein shall preclude PMI Group Employees from continuing to participate in Altria Group Welfare and Other Plans for the calendar year of the Distribution if mutually agreed to by PMI and Altria.

(h) PMI Directors’ Plans. PMI has adopted the PMI Deferred Fee Plan for Non-Employee Directors and the PMI Stock Compensation Plan for Non-Employee Directors effective as of January 29, 2008. Effective as of the Distribution Date, PMI shall assume, under the PMI directors’ plans, the liability for deferred amounts under the Altria Group, Inc. Deferred Fee Plan for Non-Employee Directors, the Altria Group, Inc. Stock Compensation Plan for Non-Employee Directors, and the Altria Group, Inc. Unit Plan for Incumbent Non-Employee Directors with respect to each individual who is a member of the Board of Directors of Altria in 2008 before the Distribution Date and who is a member of the Board of Directors of PMI on the Distribution Date. As soon as practicable following the Distribution Date, Altria shall pay to PMI an amount equal to such liability determined as of the close of business on the Distribution Date.

ARTICLE IV

EMPLOYEE TRANSFERS

4.1 PMI Transferees. The following principles shall apply to any PMI Transferee. Except as specifically noted in this Agreement as otherwise agreed in writing by the parties, each PMI Transferee will become, or continue to be, eligible upon transfer for the rights and benefits of similarly situated PMI Group Employees.

(a) Amendments. No member of the PMI Group shall cause any amendments to be made to the PMI Group Plans or any policies regarding the PMI Group Plans (other than amendments to provide for Permissible Offsets) to be implemented that have the direct or indirect effect of treating the PMI Transferees less favorably than the other PMI Group Employees similarly situated in seniority and job responsibilities.

(b) Profit-Sharing Plans.

(i) Participation. As soon as administratively practicable following the date on which the PMI Transferee transfers, the PMI Transferee shall be eligible to commence participation in the appropriate PMI Profit-Sharing Plan. Any service requirements contained in such PMI Profit-Sharing Plan with respect to eligibility to participate generally or eligibility to share in any employer contributions thereunder shall be waived for the PMI Transferee.

(c) Company Contribution for PMI Transferee. If any PMI Transferee is transferred to the PMI Group after the Distribution Date but on or prior to December 31st of the calendar year in which the Distribution Date occurs and would otherwise be eligible for a company contribution (within the meaning of the Deferred Profit-Sharing Plan for Salaried Employees) under the Deferred Profit-Sharing Plan for Salaried Employees for that calendar year, the appropriate member of the Altria Group will contribute (or credit, as applicable) to each such PMI Transferee’s account in the Altria

Profit-Sharing Plans the pro-rated amount of any employer contribution to which the PMI Transferee is entitled based on his compensation (as defined in the Deferred Profit-Sharing Plan for Salaried Employees) received from an Altria Participating Company through the date of transfer and irrespective of whether such PMI Transferee is employed by the PMI Group on the last day of the calendar year in which he or she transferred. Any PMI Transferee who has an outstanding loan from the Deferred Profit-Sharing Plan for Salaried Employees as of the date of transfer to PMI may continue to repay such loan in accordance with the terms of such Deferred Profit-Sharing Plan for Salaried Employees.

4.2 Altria Transferees. The following principles shall apply to any Altria Transferee. Except as specifically noted in this Agreement as otherwise agreed in writing by the parties, each Altria Transferee will become, or continue to be, eligible upon transfer for the rights and benefits of similarly situated Altria Group Employees.

(a) Amendments. No member of the Altria Group shall cause any amendments to be made to the Altria Group Plans or any policies regarding the Altria Group Plans (other than amendments to provide for Permissible Offsets) to be implemented that have the direct or indirect effect of treating the Altria Transferees less favorably than the other Altria Group Employees similarly situated in seniority and job responsibilities.

(b) Profit-Sharing Plan.

(i) Participation. As soon as administratively practicable following the date on which the Altria Transferee transfers, the Altria Transferee shall be eligible to commence participation in the appropriate Altria Profit-Sharing Plan. Any service requirements contained in such Altria Profit-Sharing Plan with respect to eligibility to participate generally to share in any employer contributions thereunder shall be waived for the Altria Transferee.

(c) Company Contribution for Altria Transferee. If any Altria Transferee is transferred to the Altria Group after the Distribution Date but on or prior to December 31st of the calendar year in which the Distribution Date occurs and would otherwise be eligible for a company contribution (within the meaning of the PMI Deferred Profit-Sharing Plan) under the PMI Deferred Profit-Sharing Plan for that calendar year, the appropriate member of the PMI Group will contribute (or credit, as applicable) to each such Altria Transferee’s account in the PMI Profit-Sharing Plans the pro-rated amount of any employer contribution to which the Altria Transferee is entitled based on his compensation (as defined in the PMI Deferred Profit-Sharing Plan) received from a Participating Company (as defined in the PMI Deferred Profit-Sharing Plan) through the date of transfer and irrespective of whether such Altria Transferee is employed by the Altria Group on the last day of the calendar year in which he transferred. Any Altria Transferee who has an outstanding loan from the PMI Deferred Profit-Sharing Plan as of the date of transfer to the Altria Group may continue to repay such loan in accordance with the terms of such PMI Deferred Profit-Sharing Plan.

4.3 Payments. As soon as practicable following the Distribution Date, Altria shall pay to PMI an amount representing the excess of the reasonably estimated present values of (a), with respect to certain employees of the Altria Group scheduled to transfer to the PMI Group, (i) liabilities accrued for financial reporting purposes for post-retirement medical and life insurance benefits and certain other agreed post-employment benefits as of December 31, 2007, (ii) defined benefit obligations under Altria’s Benefit Equalization Plan and Altria’s Supplemental Management Employees’ Retirement Plan as of December 31, 2007 (less relevant offsets for amounts previously paid pursuant to the Altria Secular Trust Program and the Altria Executive Trust Arrangement) plus (iii) those target payments that would reasonably be anticipated to be earned, assuming continued payment of target payments, during such employees’ service with PMI no later than December 31, 2012 that are in lieu of the increase in the value of benefits with respect to service before January 1, 2008 to which the transferees would have become entitled (assuming continued employment) as a result of attaining early retirement eligibility, had they been covered by Altria’s Benefit Equalization Plan and Altria’s Supplemental Management Employees’ Retirement Plan, over (b) the results of similar calculations for post-retirement medical, life insurance and other post-employment benefit liabilities, defined benefit obligations and anticipated target payments to be paid by Altria with respect to an employee of the PMI Group who transferred to the Altria Group in anticipation of the Distribution and any other mutually agreed employees of the PMI Group scheduled to transfer to the Altria Group.

ARTICLE V

EQUITY COMPENSATION

5.1 Altria Options.

(a) Adjustment Methodology. Each Altria Option shall be adjusted in the manner described below, effective as of the time of the Distribution, so that each Altria Option holder shall hold Adjusted Altria Options and PMI Options in lieu of the Altria Options previously held. The following procedure shall be applied to each grant of Altria Options with the same grant date and exercise price held by each Altria Option holder. For the avoidance of doubt, the term “exercise price” refers to the amount payable by an option holder in order to acquire shares pursuant to a stock option award.

(i) The Adjusted Altria Options shall have an exercise price equal to the Altria Post-Adjustment Price multiplied by the Option Conversion Ratio. The number of Adjusted Altria Options shall equal the number of Altria Options.

(ii) The PMI Options shall have an exercise price equal to the PMI Price multiplied by the Option Conversion Ratio. The number of PMI Options shall equal the number of Altria Options. If the resulting aggregate Intrinsic Value of the Adjusted Altria Options and PMI Options is less than the Intrinsic Value of the Altria Options, then the difference shall be paid to the option holder in cash as soon as practicable following the Distribution Date. If the resulting aggregate Intrinsic Value of the Adjusted Altria Options and PMI Options is greater than the Intrinsic Value of the Altria Options, then the number of PMI Options shall be reduced until the aggregate Intrinsic Value of the Adjusted Altria

Options and PMI Options is less than or equal to the Intrinsic Value of the Altria Options, and any difference shall be paid to the option holder in cash as soon as practicable following the Distribution Date. Notwithstanding the foregoing, if the Intrinsic Value of the Altria Options is negative, only the first two sentences of this Section 5.1(a)(ii) shall be applied. The cash payment described above shall be made by Altria to individuals who are Non-PMI Group employees on the Distribution Date (or individuals no longer performing services for the Non-PMI Group or the PMI Group but whose last employment was with the Non-PMI Group), and by PMI to individuals who are PMI Group employees on the Distribution Date (or individuals no longer performing services for the Non-PMI Group or the PMI Group but whose last employment was with the PMI Group).

(iii) The calculation described in the preceding sentence shall be applied using the rounding conventions determined by Altria to carry out the purpose of this Section 5.1.

(b) Issuing Entity and Settlement. Altria will adjust the exercise price of the Altria Options to become Adjusted Altria Options pursuant to the Altria Performance Incentive Plan. After the Distribution Date, Adjusted Altria Options, regardless of by whom held, shall be settled by Altria pursuant to the Altria Performance Incentive Plan. PMI will issue the PMI Options pursuant to the PMI Performance Incentive Plan. After the Distribution Date, PMI Options, regardless of by whom held, shall be settled by PMI pursuant to the PMI Performance Incentive Plan.

(c) Option Agreement Terms. The Adjusted Altria Options and the PMI Options shall have terms that are substantially identical to the terms of the Altria Options, provided, however, that (i) the Adjusted Altria Options shall provide that individuals who are employees of the PMI Group on the Distribution Date or who are PMI Transferees shall continue while employed by the PMI Group to be treated as employees of an Altria Affiliate solely for purposes of determining the exercise period under the option agreements; (ii) the PMI Options shall provide that individuals who are employees of the Non-PMI Group on the Distribution Date or who are Altria Transferees shall continue while employed by the Non-PMI Group to be treated as employees of a PMI Affiliate solely for purposes of determining the exercise period under the option agreements; and (iii) the PMI Options shall refer to both PMI and members of the Non-PMI Group as appropriate to effectuate the intent of this Section 5.1 including references to the Non-PMI Group disability and retirement plans.

(d) Consideration. As soon as practicable following the Distribution Date, Altria shall pay to PMI the Fair Value of the PMI Options held by individuals who are Non-PMI Group employees on the Distribution Date (or individuals no longer performing services for the Non-PMI Group or the PMI Group but whose last employment was with the Non-PMI Group) and PMI shall pay to Altria the Fair Value of the Adjusted Altria Options held by individuals who are PMI Group employees on the Distribution Date (or individuals no longer performing services for the Non-PMI Group or the PMI Group but whose last employment was with the PMI Group). The parties shall settle the obligations of the preceding sentence in cash on a net basis such that the party required to pay the greater amount to the other shall pay the difference between the two amounts to the other.

5.2 Kraft SARs Issued by Altria. Upon the Distribution Date, PMI shall assume the liability for Kraft SARs held by individuals who are employees of the PMI Group on the Distribution Date (or individuals no longer performing services for the Non-PMI Group or the PMI Group but whose last employment was with the PMI Group). PMI shall settle such Kraft SARs upon exercise and assume all other obligations under such Kraft SARs. Altria and PMI shall amend such Kraft SARs effective as of the Distribution Date to replace references to Altria with references to PMI and otherwise as appropriate to effectuate the intent of this Section 5.2.

5.3 Restricted Stock and pre-January 31, 2007 Deferred Stock.

(a) Adjustment. Pursuant to the Distribution, each holder of Altria Restricted Stock will receive from Altria as of the time of the Distribution shares of PMI Common Stock in the same manner and based on the same ratio as other shareholders of Altria Common Stock. Such PMI Common Stock shall be subject to the same vesting requirements and dates and other terms and conditions as the Altria Restricted Stock to which it relates (including the right to receive all dividends or other distributions paid on PMI Common Stock). Effective at the time of the Distribution, each holder of Altria Deferred Stock that was granted before January 31, 2007 shall receive a number of PMI Deferred Stock shares based on the same ratio as shareholders of Altria Common Stock. Such PMI Deferred Stock shall be subject to the provisions of Section 5.4(b) through Section 5.4(e).

(b) Restricted Stock Agreement Terms. The PMI Restricted Stock shall have the same terms as the Altria Restricted Stock; provided, however, that (i) the Altria Restricted Stock shall provide that individuals who are employees of the PMI Group on the Distribution Date or who are PMI Transferees shall continue to be treated while so employed as employees of an Altria Affiliate for purposes of continued vesting in the restricted stock; (ii) the PMI Restricted Stock shall provide that individuals who are employees of the Non-PMI Group on the Distribution Date or who are Altria Transferees shall continue to be treated while so employed as employees of a PMI Affiliate for purposes of continued vesting in the restricted stock; and (iii) the PMI Restricted Stock shall refer to both PMI and members of the Non-PMI Group as appropriate to effectuate the intent of this Section 5.3.

(c) Forfeiture of PMI Stock and Consideration. If a holder of PMI Restricted Stock forfeits such stock under the terms of the PMI Restricted Stock, the forfeited stock shall be returned to PMI, not Altria. In consideration of the anticipated receipt of such forfeitures, PMI shall pay in cash to Altria as soon as practicable following the Distribution Date the anticipated value of forfeitures attributable to PMI Restricted Stock held by individuals who are Non-PMI Group employees on the Distribution Date. In addition, PMI shall pay in cash to Altria as soon as practicable following the Distribution Date the value of the Altria Restricted Stock held by the PMI Group employees on the

Distribution Date. The anticipated value of the PMI Restricted Stock that may be forfeited by holders and returned to PMI shall be determined using the PMI Price and the forfeiture assumption used for Statement of Financial Accounting Standards 123(R) purposes in Altria’s most recent quarterly or annual financial reporting prepared before the Distribution Date for forfeitures of Altria Restricted Stock. The value of the Altria Restricted Stock shall be equal to the Altria Pre-Adjustment Price of the underlying Altria shares, reduced by assumed forfeitures based on the assumptions used for Statement of Financial Accounting Standards 123(R) purposes in Altria’s most recent quarterly or annual financial reporting prepared before the Distribution Date for forfeitures of Altria Restricted Stock.

5.4 Deferred Stock.

(a) Adjustment. Effective at the time of the Distribution, each holder of Altria Deferred Stock that was granted on or after January 31, 2007 and before January 30, 2008 shall receive a number of PMI Deferred Stock shares based on the same ratio as holders of Altria Common Stock. Effective at the time of the Distribution, each holder of Altria Deferred Stock that was granted on or after January 30, 2008 shall receive (i) in the case of a holder who is an employee of the Non-PMI Group on the Distribution Date, additional Altria Deferred Stock, such that following the Distribution Date the holder will have the number of shares of Altria Deferred Stock equal to the number of shares of Altria Deferred Stock held before the Distribution multiplied by the ratio of the Altria Pre-Adjustment Price to the Altria Post-Adjustment Price; and (ii) in the case of a holder who is a PMI Group Employee on the Distribution Date, PMI Deferred Stock in substitution for such holder’s Altria Deferred Stock, such that following the Distribution Date the holder will have the number of shares of PMI Deferred Stock equal to the number of shares of Altria Deferred Stock held before the Distribution multiplied by the ratio of the Altria Pre-Adjustment Price to the PMI Price. Any fractional shares of Altria or PMI Deferred Stock resulting from the adjustment in the preceding sentence shall be paid to the holder in cash as soon as practicable following the Distribution Date; provided, however, that with respect to any individual holding Deferred Stock that is subject to Code Section 409A, any fractional shares of Altria or PMI Deferred Stock shall instead be rounded up to a whole share of Altria or PMI Deferred Stock. The cash payment described above shall be made by Altria to individuals who are Non-PMI Group employees on the Distribution Date, and by PMI to individuals who are PMI Group employees on the Distribution Date.

(b) Issuing Entity and Settlement. After the Distribution Date, Altria shall be responsible for any cash payments in lieu of dividends required pursuant to the terms of the Altria Deferred Stock, and such Altria Deferred Stock, regardless of by whom held, shall be settled by Altria pursuant to the Altria Performance Incentive Plan. PMI will issue PMI Deferred Stock pursuant to the PMI Performance Incentive Plan. After the Distribution Date, PMI shall be responsible for any cash payments in lieu of dividends required pursuant to the terms of the PMI Deferred Stock, and such deferred stock, regardless of by whom held, shall be settled by PMI pursuant to the PMI Performance Incentive Plan.

(c) Deferred Stock Agreement Terms. The PMI Deferred Stock shall have the same terms as the Altria Deferred Stock, provided, however, that (i) the Altria Deferred Stock shall provide that individuals who are employees of the PMI Group on the Distribution Date or who are PMI Transferees shall continue to be treated while so employed as employees of an Altria Affiliate for purposes of continued vesting in the deferred stock; (ii) the PMI Deferred Stock shall provide that individuals who are employees of the Non-PMI Group on the Distribution Date or who are Altria Transferees shall continue to be treated while so employed as employees of a PMI Affiliate for purposes of continued vesting in the deferred stock; and (iii) the PMI Deferred Stock shall refer to both PMI and members of the Non-PMI Group as appropriate to effectuate the intent of this Section 5.4.

(d) Consideration. As soon as practicable following the Distribution Date, Altria shall pay to PMI the value of the PMI Deferred Stock held by individuals who are Non-PMI Group employees on the Distribution Date and PMI shall pay to Altria the value of the Altria Deferred Stock held by individuals who are PMI Group employees on the Distribution Date. The parties shall settle the obligations of the preceding sentence in cash on a net basis such that the party required to pay the greater amount to the other shall pay the difference between the two amounts to the other. For purposes of this Section 5.4(d), the value of the Altria Deferred Stock or PMI Deferred Stock shall be determined based on the Altria Post-Adjustment Price and the PMI Price, respectively, reduced by assumed forfeitures based on the assumptions used for Statement of Financial Accounting Standards 123(R) purposes in Altria’s most recent quarterly or annual financial reporting prepared before the Distribution Date for forfeitures of Altria Deferred Stock.

(e) Taxes. Altria shall reimburse any Altria Group employee, and PMI shall reimburse any PMI Group employee, who becomes liable for income taxes with respect to Altria or PMI Deferred Stock earlier or in an amount greater than would have been the case absent the implementation of Section 5.3(a) or Section 5.4(a) in an amount equal to the excess of (i) any income taxes to which such employee becomes liable over (ii) the present value of such income taxes had such income taxes been paid at such time as the Altria or PMI Deferred Stock would otherwise have been subject to income taxes, assuming, for purposes of determining present value, the same value for Deferred Stock used for purposes of clause (i) of this sentence and a discount rate equal to the weighted average discount rate used for Altria’s domestic pension plans at December 31, 2007, which was 6.2%. Any such reimbursement shall be further adjusted to hold the employee harmless from all additional taxes on the reimbursement payment itself. The amounts payable pursuant to this Section 5.4(e) shall be calculated using reasonable assumptions (in addition to those specified above) as may be determined by the third-party accounting firm or firms selected by the party responsible for the reimbursement.

5.5 Existing Kraft Equity Compensation.

(a) Consideration. As soon as practicable following the Distribution Date, PMI shall pay to Altria the Fair Value of the Existing Kraft Options held by individuals who are PMI Group employees on the Distribution Date (or individuals no longer performing services for the Non-PMI Group or the PMI Group, but whose last employment was with PMI Group). As soon as practicable following the Distribution Date, PMI shall also pay to Altria the value of Existing Kraft Restricted Stock and the Existing Kraft Deferred Stock held by individuals who are PMI Group employees on the Distribution Date (or individuals no longer performing services for the Non-PMI Group or the PMI Group but whose last employment was with the PMI Group). The value of the Existing Kraft Restricted Stock and Existing Kraft Deferred Stock shall be determined based on a Kraft stock price of $31.66, and reduced by assumed forfeitures based on the assumptions used for purposes of Section 4.4(d) of the Employees Matters Agreement by and between Altria Group, Inc. and Kraft with respect to Kraft Deferred Stock held by Altria Group Employees.

(b) Employment Treatment. Equity compensation issued by Kraft before the Distribution Date shall provide that individuals who are PMI Group Employees on the Distribution Date shall continue while employed by the PMI Group to be treated as employees of a member of the Kraft Group for purposes of determining the exercise period of Existing Kraft Options and continued vesting in Existing Kraft Restricted Stock and Deferred Stock.

5.6 Payments Previously Made By PMI. Any payments to be made by PMI to Altria under this Article V with respect to Equity Compensation shall be reduced by payments previously made by PMI to Altria with respect to such Equity Compensation in the normal course of business before the Distribution Date.

5.7 Other.

(a) Administration and Withholding.

(i) Altria and PMI agree that UBS Financial Services Inc. shall be the administrator and recordkeeper for the Adjusted Altria Options, PMI Options, Kraft SARs, Altria Restricted Stock, PMI Restricted Stock, Altria Deferred Stock and PMI Deferred Stock for the life of the options, restricted stock and deferred stock, unless the parties mutually agree otherwise.

(ii) Altria will be responsible for all payroll taxes, withholding and reporting with respect to Equity Compensation of Altria Group employees (or individuals no longer performing services for the Non-PMI Group or PMI Group but whose last employment was with the Altria Group). PMI will be responsible for all payroll taxes, withholding and reporting with respect to Equity Compensation of PMI Group employees (or individuals no longer performing services for the Non-PMI Group or the PMI Group but whose last employment was with the PMI Group). Altria and PMI agree to designate the other party as an agent for withholding pursuant to IRS Revenue Procedure 70-6 and to accept such designation to effectuate the intent of this Section 5.7(a).

(iii) Upon the exercise of an Adjusted Altria Option or PMI Option held by Altria Group or PMI Group employees (or individuals no longer performing services for the Non-PMI Group or PMI Group but whose last employment was with the Altria Group or PMI Group), the exercise price shall be remitted in cash by the option administrator to the issuer of the option (Altria or PMI, as applicable) and the applicable withholding shall be remitted in cash by the option administrator to the entity (Altria or PMI, as applicable) responsible for payroll taxes, withholding and reporting with respect to the option. Upon vesting or payment, as applicable, of Altria and PMI Restricted Stock, Altria and PMI Deferred Stock and Kraft SARs held by Altria Group or PMI Group employees (or individuals no longer performing services for the Non-PMI Group or PMI Group but whose last employment was with the Altria Group or PMI Group), the applicable withholding shall be remitted in cash by the administrator to the entity (Altria or PMI, as applicable) responsible for payroll taxes, withholding and reporting with respect to the Restricted or Deferred Stock or Kraft SARs. To the extent necessary to provide the withholding amount in cash to the entity responsible for payroll taxes, withholding, and reporting, the issuer of the applicable Equity Compensation shall provide the withholding amount in cash.

(iv) With respect to dividends on PMI Restricted Stock or dividend equivalents on PMI Deferred Stock payable by PMI to an Altria Group employee, PMI shall make such payments to Altria, and Altria, as an agent for PMI, shall make such payments to its employees and former employees and shall be responsible for payroll taxes, withholding and reporting in accordance with this Section 5.7(a). With respect to dividends on Altria Restricted Stock or dividend equivalents on Altria Deferred Stock payable by Altria to a PMI Group employee, Altria shall make such payments to PMI, and PMI, as an agent for Altria, shall make such payments to its employees and former employees and shall be responsible for payroll taxes, withholding and reporting in accordance with this Section 5.7(a).

(v) PMI will cooperate with Kraft to establish appropriate procedures consistent with this Section 5.7(a) for tax withholding, remitting withholding taxes, payroll taxes, dividends, dividend equivalents, fractional shares and exercise prices to the appropriate party, and tax reporting, including, to the extent necessary, withholding agency designations pursuant to IRS Revenue Procedure 70-6, with respect to (A) PMI Options, PMI Restricted Stock and PMI Deferred Stock of employees of the Kraft Group (or individuals no longer performing services for the Kraft Group, the Non-PMI Group or the PMI Group but whose last employment was with the Kraft Group) and (B) Existing Kraft Options, Existing Kraft Restricted Stock and Existing Kraft Deferred Stock of PMI Group employees (or individuals no longer performing services for the Kraft Group, the Non-PMI Group or the PMI Group but whose last employment was with the PMI Group).

(vi) If, after the Distribution Date, Altria or PMI identify an administrative error in the individuals identified as holding Equity Compensation, the amount of Equity Compensation so held, the vesting level of such Equity Compensation, or any other similar error, Altria and PMI shall mutually cooperate in taking such actions as are necessary or appropriate to place, as nearly as reasonable practicable, the individual and Altria and PMI in the position in which they would have been had the error not occurred.

(b) Scheduled Transfers. For purposes of this Article V only, if an individual is, by mutual agreement between the parties, scheduled to transfer employment shortly after the Distribution Date between the PMI Group and the Altria Group, such individual shall be treated as employed on the Distribution Date by the entity to which he or she is scheduled to transfer.

(c) Tax Deductions. With respect to the Equity Compensation held by individuals who are Altria Group employees at the time the Equity Compensation becomes taxable and individuals who are not employees of the PMI Group or Non-PMI Group at such time but were last employees of the Altria Group, Altria shall claim any federal, state and/or local tax deductions after the Distribution Date, and PMI shall not claim such deductions. With respect to the Equity Compensation held by individuals who are employees of the PMI Group at the time the Equity Compensation becomes taxable and individuals who are not employees of the PMI Group or Non-PMI Group at such time but were last employees of the PMI Group, PMI shall claim any federal, state and/or local tax deductions after the Distribution Date, and Altria shall not claim such deductions. If either Altria or PMI determines in its reasonable judgment that there is a substantial likelihood that a tax deduction that was assigned to Altria or PMI pursuant to this Section 5.7(c) will instead be available only to the other party (whether as a result of a determination by the Internal Revenue Service, a change in the Code or the regulations or guidance thereunder, or otherwise), it will notify the other party and both parties will negotiate in good faith to resolve the issue in accordance with the following principle: the party entitled to the deduction shall pay to the other party an amount that places the other party in a financial position equivalent to the financial position the party would have been in had the party received the deduction as intended under this Section 5.7(c). Such amount shall be paid within 90 days of filing the last tax return necessary to make the determination described in the preceding sentence.

(d) Intended Results; Tax Benefit. If Altria determines in its reasonable judgment that any action required under this Article IV will not achieve the intended tax, accounting and legal results, including, without limitation, the intended results under Code Section 409A and Statement of Financial Accounting Standards 123(R), then at the request of Altria, PMI and Altria shall mutually cooperate in taking such actions as are necessary or appropriate to achieve such results, or most nearly achieve such results if the originally-intended results are not fully attainable.

(e) Registration. PMI shall register the PMI Common Stock relating to the PMI Options and PMI Deferred Stock and make any necessary filings with the appropriate Governmental Authorities as required under U.S. and foreign securities Laws.

ARTICLE VI

PROFIT-SHARING PLANS

6.1 Maintenance of Stock Investment Options.

(a) PMI Deferred Profit-Sharing Plan. The PMI Deferred Profit-Sharing Plan will be amended as of the Distribution Date:

(i) to provide that no new amounts may be contributed to the Altria Stock Investment Option whether through employee contribution, employer contribution, dividend payment or intra-plan transfers. PMI further will cause the Altria Stock Investment Option in the PMI Deferred Profit-Sharing Plan to be maintained until the fiduciary for the PMI Deferred Profit-Sharing Plan in determines that the maintenance of such Altria Stock Investment Option is no longer consistent with ERISA.

(ii) to provide that the Kraft Stock Investment Option in the PMI Deferred Profit-Sharing Plan will be maintained until the fiduciary for the Plan determines that the maintenance of such Kraft Stock Investment Option is no longer consistent with ERISA.

(iii) (A) to create a PMI Stock Investment Option; (B) to enable the PMI Stock Investment Option to receive shares of PMI Common Stock to be distributed in the Distribution on behalf of PMI Deferred Profit-Sharing Plan participants; (C) to provide that, following the Distribution, new purchases of PMI Common Stock via an investment in the PMI Stock Investment Option will be permitted, whether through employee contribution, employer contribution, reinvestment of dividends on shares of PMI Common Stock or intra-plan transfer; and (D) to permit eligible employees to have any dividends on shares of PMI Common Stock paid to the eligible employee in accordance with Section 404(k) of the Code or paid to the PMI Deferred Profit-Sharing Plan and reinvested in PMI Common Stock. PMI further will cause the PMI Stock Investment Option in the PMI Deferred Profit-Sharing Plan to be maintained until the fiduciary for the Plan determines that the maintenance of such PMI Stock Investment Option is no longer consistent with ERISA.

(b) Altria Profit-Sharing Plans. Each of the Altria Profit-Sharing Plans that offer Altria Stock in the Altria Stock Investment Option as of the Distribution Date will be amended as of the Distribution Date: (A) to create a PMI Stock Investment Option; (B) to enable the PMI Stock Investment Option to receive shares of PMI Common Stock to be distributed in the Distribution on behalf of Altria Profit-Sharing Plan participants; and (C) to provide that, following the Distribution, no new amounts may be contributed to a PMI Stock Investment Option whether through employee contribution, employer contribution, dividend payment or intra-plan transfer. Altria further will cause the PMI Stock Investment Option in each of the Altria Profit-Sharing Plans that offer Altria Stock in the Altria Stock Investment Option as of the Distribution Date to be maintained until the fiduciary for the Altria Profit-Sharing Plan determines that the maintenance of such PMI Stock Investment Option is no longer consistent with ERISA.

ARTICLE VII

ALTRIA STOCK PURCHASE PLAN

7.1 Termination of Participation. As of the Distribution Date, the PMI Group Employees shall cease to be eligible to participate in the Altria Stock Purchase Plan, in accordance with the terms of such plan.

ARTICLE VIII

GENERAL AND ADMINISTRATIVE

8.1 Sharing of Participant Information. Altria and PMI shall share, Altria shall cause each applicable member of the Altria Group to share, and PMI shall cause each applicable member of the PMI Group to share, with each other and their respective agents and vendors (without obtaining releases), all participant information necessary for the efficient and accurate administration of each of the Altria Group Plans and the PMI Group Plans, as well as the performance of their respective obligations under this Agreement. Altria and PMI and their respective authorized agents shall, subject to applicable Laws on confidentiality, data protection and labor, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other party, to the extent necessary for such administration. All participant information shall be provided in a manner and medium that is compatible with the data processing systems of Altria as in effect as of the Distribution Date, unless otherwise agreed to by Altria and PMI. Altria and PMI shall ensure that they each have in place appropriate technical and organizational security measures to protect the personal data of the transferring participants (“Personal Data”). Each of Altria and PMI shall comply fully with its obligations under applicable Laws as controller of any Personal Data and shall do all such things as may be necessary to discharge such obligations.

8.2 No Third-Party Beneficiaries. No provision of this Agreement or the Distribution Agreement shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any Person (other than parties thereto and their respective successors and permitted assigns), including any PMI Transferee, any Altria Transferee or other future, present, or former employee of Altria, a member of the Altria Group, PMI or a member of the PMI Group under any Altria Group Plan or PMI Group Plan or otherwise. Without limiting the generality of the foregoing: (i) except as expressly provided in this Agreement, nothing in this Agreement shall preclude PMI or any member of the PMI Group, at any time after the Distribution Date, from amending, merging, modifying, terminating, eliminating, reducing or otherwise altering in any respect any PMI Group Plan, any benefit under any plan or any trust, insurance policy or funding vehicle related to any PMI Group Plan; and (ii) except as expressly provided in this Agreement, nothing in this Agreement shall preclude Altria or any member of the Altria Group, at any time after the Distribution modifying, terminating, eliminating, reducing or otherwise altering in any respect any Altria Group

Plan, any benefit under any plan or any trust, insurance policy or funding vehicle related to any Altria Group Plan. In no event shall any provision of this Agreement be deemed to amend any Altria Group Plan or PMI Group Plan.

8.3 Audit Rights with Respect to Information Provided.

(a) Each of Altria and PMI, and their duly authorized representatives, shall have the right to conduct audits with respect to all information provided to it by the other party. The party conducting the audit (the “Auditing Party”) shall have the sole discretion to determine the procedures and guidelines for conducting audits and the selection of audit representatives under this Section 8.3(a). The Auditing Party shall have the right to make copies of any records at its expense, subject to the confidentiality provisions set forth in the Distribution Agreement, which are incorporated by reference herein. The party being audited shall provide the Auditing Party’s representatives with reasonable access during normal business hours to its operations, computer systems and paper and electronic files, and provide workspace to its representatives. After any audit is completed, the party being audited shall have the right to review a draft of the audit findings and to comment on those findings in writing within five business days after receiving such draft.

(b) The Auditing Party’s audit rights under this Section 8.3(b) shall include the right to audit, or participate in an audit facilitated by the party being audited, any Subsidiaries and Affiliates of the party being audited and any benefit providers and third parties with whom the party being audited has a relationship, or agents of such party, to the extent any such persons are affected by or addressed in this Agreement (collectively, the “Non-parties”). The party being audited shall, upon written request from the Auditing Party, provide an individual (at the Auditing Party’s expense) to supervise any audit of a Non-party. The Auditing Party shall be responsible for supplying, at the Auditing Party’s expense, additional personnel sufficient to complete the audit in a reasonably timely manner. The responsibility of the party being audited shall be limited to providing, at the Auditing Party’s expense, a single individual at each audited site for purposes of facilitating the audit.

8.4 Fiduciary Matters. Altria and PMI each acknowledge that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable law, and no party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good faith determination that to do so would violate such a fiduciary duty or standard. Each party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities.

8.5 Collective Bargaining. To the extent any provision of this Agreement is contrary to the provisions of any collective bargaining agreement to which Altria or PMI or their respective Affiliates is a party, the terms of such collective bargaining agreement shall prevail. Should any provisions of this Agreement be deemed to relate to a topic determined by an appropriate authority to be a mandatory subject of collective bargaining, Altria or PMI may be obligated to bargain with the union representing affected employees concerning those subjects.

8.6 Consent of Third Parties. If any provision of this Agreement is dependent on the consent of any third party (such as a vendor or a union) and such consent is withheld, Altria and PMI shall use their reasonable best efforts to implement the applicable provisions of this Agreement to the full extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, Altria and PMI shall negotiate in good faith to implement the provision in a mutually satisfactory manner. The phrase “reasonable best efforts” as used herein shall not be construed to require the incurrence of any non-routine or unreasonable expense or Liability or the waiver of any right.

ARTICLE IX

INDEMNIFICATION

9.1 Indemnification. All Liabilities retained or assumed by or allocated to Altria or the Altria Group pursuant to this Agreement shall be deemed to be Altria Group Liabilities for purposes of Article III of the Distribution Agreement, and all Liabilities retained or assumed by or allocated to PMI or the PMI Group pursuant to this Agreement shall be deemed to be PMI Group Liabilities for the purposes of Article III of the Distribution Agreement.

ARTICLE X

MISCELLANEOUS

10.1 Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between or among the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein.

10.2 Affiliates. Each of Altria and PMI shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by a member of the Altria Group or a member of the PMI Group.

10.3 Employee Communications. PMI will coordinate with Altria all written and electronic communications to the PMI Group employees regarding the terms of this Employee Matters Agreement to assure that all such communications are uniform, consistent and accurate.

10.4 Incorporation of Distribution Agreement Provisions. The following provisions of the Distribution Agreement are hereby incorporated herein by reference, and unless otherwise expressly specified herein, such provisions shall apply as if fully set forth herein (references in this Section 10.4 to an “Article” or “Section” shall mean Articles or Sections of the Distribution Agreement, and, except as expressly set forth below, references in the material incorporated herein by reference shall be references to the Distribution Agreement): Article III (relating to Mutual Releases and Indemnification); Article IV (relating to certain Additional Covenants); Article V (relating to Access to Information); Article VI (relating to Dispute Resolution); and Article IX (relating to Miscellaneous).

10.5 Governing Law. To the extent not preempted by applicable federal law, this Agreement shall be governed by, construed and interpreted in accordance with the laws of the Commonwealth of Virginia (other than the laws regarding the choice of laws and conflict of laws as to all matters), including matters of validity, construction, effect, performance and remedies provided, however, that the Arbitration Act shall govern the matter described in Article IX.

10.6 References. Except as provided in Section 10.4 hereof, all references to Sections, Articles or Schedules contained herein mean Sections, Articles or Schedules of or to this Agreement, as the case may be, unless otherwise stated.

IN WITNESS WHEREOF, the parties have caused this Employee Matters Agreement to be duly executed as of the day and year first above written.

ALTRIA GROUP, INC.

By:
Name:
Title:

PHILIP MORRIS INTERNATIONAL INC.

By:
Name:
Title: